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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) No. 333-49753 and related Prospectus of Environmental Safeguards, Inc. for the registration of 6,582,505 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 1998, with respect to the consolidated financial statements of Environmental Safeguards, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997 and our report dated February 26, 1998 with respect to the consolidated financial statements for the period from January 1, 1997 through December 17, 1997 of OnSite Technology, L.L.C. included in the June 19, 1998 Form 8-K/Amendment No. 2 of Environmental Safeguards, Inc. filed with the Securities and Exchange Commission.


                                            /s/  ERNST & YOUNG LLP

Houston, Texas

June 17, 1998